As filed with the Securities and Exchange Commission on October 15, 1999
                                             Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           HANSEN NATURAL CORPORATION
               (Exact Name of Issuer as Specified in its Charter)
            Delaware                                        39-1679918
(State of Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                         2380 Railroad Street, Suite 101
                          Corona, California 92880-5471
               (Address of Principal Executive Offices) (Zip Code)


                  Hansen Natural Corporation Stock Option Plan
                            (Full Title of the Plan)



                            Rodney C. Sacks, Chairman
                           Hansen Natural Corporation
                         2380 Railroad Street, Suite 101
                          Corona, California 92880-5471
                     (Name and Address of Agent for Service)
                                 (909) 739-6200
             (Telephone Number, including area code, of Agent for Service)

                                    Copy to:

                             Benjamin M. Polk, Esq.
                        Whitman Breed Abbott & Morgan LLP
                                 200 Park Avenue
                            New York, New York 10166


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------

                                           Proposed Maximum    Proposed Maximum
Title of Securities        Amount to be     Offering Price         Aggregate         Amount of
to be Registered            Registered         Per Share*       Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock                1,000,000            $4.88             $4,880,000         $1,357

----------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the bid and asked price of the Registrant's
         Common  Stock on October 11,  1999 as reported on the NASDAQ  Small Cap
         Market System.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information
Item 2.  Registrant Information and Employee Plan Annual Information

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents By Reference

             The  Company's  Annual  Report  on Form  10-K  for the  year  ended
December 31, 1998, its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1999 and the description of the Common Stock contained in Post-Effective Amendment No. 12 to the Company's Registration Statement (No. 33-35796) on Form S-3 filed August 4, 1993, are incorporated herein by reference, and all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the termination of the offering of the Shares shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

             All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.      Description of Securities

             Not Applicable.

Item 5.      Interests of Named Experts and Counsel

             Certain legal matters relating to the Common Stock offered hereby are being passed upon for the Company by Whitman Breed Abbott & Morgan LLP. Benjamin M. Polk, a member of Whitman Breed Abbott & Morgan LLP, is a member of the Board of Directors of the Company and has received a grant of options under the Company's Stock Option Plan For Outside Directors.

Item 6.      Indemnification of Officers and Directors

             Section 145 of the  Delaware  General  Corporation  Law, as amended
(the "DGCL"), permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee, or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection therewith.

             With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorney's fees) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The statute provides, however, that no indemnification is allowed in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court may, upon application, determine that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, such person may be indemnified against judgments, fines, and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful, notwithstanding the outcome of the proceeding. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case by majority vote of a quorum of directors not parties to the proceeding, by written opinion of independent legal counsel, or by the stockholders, that the defendant met the applicable standard of conduct described above.

             The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding provided the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. A corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

             Delaware law also provides that the above rights shall not be deemed exclusive of other rights of indemnification or advancement of expenses under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant's Certificate of Incorporation and Bylaws generally require the registrant to indemnify and advance expenses to its directors and its officers (and permit the registrant to indemnify and advance expenses to its employees and agents) to the fullest extent not prohibited by Section 145 of the DGCL as the same exists or may hereafter be amended.

             Section 102(b)(7) of the DGCL permits Delaware corporations in their certificates of incorporation to eliminate or limit the personal liability of directors to the corporation or its stockholders for monetary damages for breaches of certain duties. Under the registrant's Certificate of Incorporation, a director of the registrant shall, to the maximum extent currently or hereafter permitted by section 102(b)(7) of the DGCL (or any successor provision) have no personal liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL provides that Delaware corporations may not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (involving certain unlawful dividends and stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

             The registrant may maintain insurance covering the liability of the registrant to its directors and officers under the terms and provisions of the By-Laws of the registrant and covering its directors and officers for liability incurred in their capacities as such directors and officers.

Item 7.      Exemption From Registration Claimed

             Not Applicable.

Item 8.      Exhibits

             All exhibits are filed herewith unless otherwise indicated. For a list of the Exhibits required by this Section, see the Exhibit Index immediately following the signature pages.

Item 9.      Required Undertakings

             (1) The undersigned registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (b) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on the 24th day of September, 1999.

                                            HANSEN NATURAL CORPORATION
                                            (Registrant)

                                            By: /s/ RODNEY C. SACKS
                                            Rodney C. Sacks, Chairman


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Rodney C. Sacks and Hilton H. Schlosberg and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                    Title                            Date

/s/ RODNEY C. SACKS          Chairman of the Board and        September 24, 1999
---------------------------  Chief Executive Officer
Rodney C. Sacks              (Principal Executive Officer)

/s/ HILTON H. SCHLOSBERG     Vice Chairman of the Board,      September 24, 1999
---------------------------  President; Chief Financial
Hilton H. Schlosberg         Officer, Secretary and
                             Director (Principal Financial
                             and  Accounting Officer)

/s/ HAROLD C. TABER          Director                         September 24, 1999
---------------------------
Harold C. Taber


/s/ BENJAMIN M. POLK         Director                         September 24, 1999
---------------------------
Benjamin M. Polk


/s/ NORMAN C. EPSTEIN        Director                         September 24, 1999
---------------------------
Norman C. Epstein


/s/ MARK S. VIDERGAUZ        Director                         September 24, 1999
---------------------------
Mark S. Vidergauz

                                  EXHIBIT INDEX


     Set forth below is a list of Exhibits to the Company's registration statement filed on Form S-8 either filed herewith or previously filed as indicated and incorporated herein by reference.


Description                                                        Page
                                                                  Number
                                                               in Sequential
                                                                 Numbering
                                                                  System

4(a) Certificate of Incorporation (filed as an exhibit to the Registration Statement on Form S-3 (no. 33-35796)).
4(b) Amendment to Certificate of Incorporation (filed as an exhibit to the proxy statement dated September 21, 1992).
4(c) By-Laws (filed as an Exhibit to the Registration Statement on Form S-3 (no.33-35796)).
5         Opinion of Whitman Breed Abbott & Morgan LLP.
10(a) Hansen Natural Corporation Stock Option Plan (filed as an exhibit to the proxy statement dated September 21, 1992).
10(b)     Hansen  Natural   Corporation  Stock  Option  Plan  For  Outside
          Directors (filed as an exhibit to the proxy statement dated June 10,
          1994).
10(c) Amendment to Hansen Natural Corporation Stock Option Plan (filed as an exhibit to the proxy statement dated October 14, 1997).
10(d) Supplemental Legend to Hansen Natural Corporation Stock Option Plan (filed as an exhibit to the Registration Statement on Form S-8 (no. 33-92526)).
10(e)     Supplemental  Legend to Hansen Natural  Corporation Stock Option Plan
          For  Outside   Directors  (filed  as  an  exhibit  to  the
          Registration Statement on Form S-8 (no.33-92526)).
10(f) Amendment to Hansen Natural Corporation Stock Option Plan (filed as an exhibit to the proxy statement dated August 24, 1999).
24(a) Consent of Whitman Breed Abbott & Morgan LLP (contained in the opinion filed as Exhibit 5 hereto).
24(b)     Consent of Deloitte & Touche.

                                                            EXHIBITS 5 AND 24(a)


                                          (212) 351-3000

                                          October 12, 1999


Hansen Natural Corporation
2380 Railroad Street, Suite 101
Corona, California  92880-5471

Re:     Hansen Natural Corporation/Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Hansen Natural Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering an additional 1,000,000 shares of common stock, $.005 par value per share, of the Company (the "Common Stock") reserved for issuance under the Company's Stock Option Plan (the "Plan").

     We have examined such corporate records of the Company and other documents and made such investigations of law as we have deemed necessary and appropriate to render the opinion expressed herein.

     Based upon the foregoing, we are of the opinion that the Common Stock to be issued under the Plan will be, when issued and paid for in the manner contemplated by the Plan and the related option agreements, duly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the heading "Experts" in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

     Benjamin M. Polk, a member of this firm, is a director of the Company and has been granted options to purchase Common Stock under the Company's Stock Option Plan For Outside Directors.
                                          Very truly yours,



                                          /s/ WHITMAN BREED ABBOTT & MORGAN LLP

                                                                   EXHIBIT 24(b)

                          INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of Hansen Natural Corporation on Form S-8 of our report dated March 23, 1999 included in the Annual Report on Form 10-K of Hansen Natural Corporation for the year ended December 31, 1998.

                                               /s/ DELOITTE & TOUCHE LLP


Costa Mesa, California
October 14, 1999